United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Archimedes Tech SPAC Partners Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40193	86-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2093 Philadelphia Pike #1968
Claymont, DE 19703

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 560-4753

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one subunit and one-quarter of one warrant	ATSPU	The Nasdaq Stock Market LLC

Subunits included as part of the units, each consisting of one share of common stock, $0.0001 par value, and one-quarter of one warrant	ATSPT	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	ATSP	The Nasdaq Stock Market LLC

Redeemable warrants	ATSPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 28, 2021, Archimedes Tech SPAC Partners Co. (the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (the “Nasdaq”) indicating that the Company is not in compliance with Nasdaq Marketplace 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 with the U.S. Securities and Exchange Commission (the “SEC”).

 The Notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on Nasdaq, subject to the Company’s compliance with the other continued listing requirements of Nasdaq. Under the Nasdaq Listing Rules, the Company has 60 calendar days from the date of the Notice to file the Form 10-Q. If the Company is unable to file the Form 10-Q with the SEC by July 26, 2021, the Company intends to submit a plan to regain compliance with the Nasdaq Listing Rules on or prior to that date. If Nasdaq accepts the plan, Nasdaq can grant the Company an exception of up to 180 calendar days from the due date of the Form 10-Q, or until November 22, 2021, to regain compliance. However, there can be no assurance that Nasdaq will accept the Company’s plan to regain compliance or that the Company will be able to regain compliance within any extension period granted by Nasdaq. If the Company fails to timely regain compliance with Nasdaq’s listing rules, the common stock of the Company will be subject to delisting on the Nasdaq Capital Market.

As previously disclosed by the Company, the Company is currently evaluating the accounting treatment of its warrants based on guidance from the SEC staff issued in a public statement on April 12, 2021 that highlighted the potential accounting implications of certain terms that may be common in warrants included in special purpose acquisition company transactions and discussed related financial reporting considerations. The Company is determining what effects such guidance will have, if any, on the Form 10-Q. The Company plans to file the Form 10-Q as soon as practicable.

On June 3, 2021, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2021

Archimedes Tech SPAC Partners Co.

By:	/s/ Stephen N. Cannon
Name:	Stephen N. Cannon
Title:	Chief Executive Officer

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